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                                                                    EXHIBIT 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated January 29, 1998 (except for Note S as to which the date is July 23, 1998), accompanying the consolidated financial statements of United Financial Holdings, Inc. contained in the Registration Statement on Form SB-2 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



/s/ Grant Thornton, LLP
-----------------------
    Grant Thornton, LLP


Tampa, Florida
October 6, 1998